UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 14, 2006
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA (Address of Principal Executive Offices)	19087 (Zip Code)
Registrant’s telephone number, including area code 610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.
Safeguard Scientifics, Inc. (“Registrant”) incorporates herein by reference the information set forth in Item 5.02 below relating to the agreement dated December 15, 2006 between Registrant and Stephen Zarrilli.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Resignation of Principal Financial Officer
On December 14, 2006, the Registrant announced that Christopher J. Davis resigned as Executive Vice President and Chief Administrative & Financial Officer of the Registrant, effective December 15, 2006, in order to pursue other interests. Mr. Davis and the Registrant have agreed that Mr. Davis’ resignation will be treated as having been for good reason, as defined in his agreement with the Registrant dated August 17, 2004 (filed as Exhibit 10. 2 to the Registrant’s Form 10-Q for the quarter ended September 30, 2004), and Mr. Davis will receive the severance benefits described in that agreement.
Appointment of Acting Principal Financial Officer
Effective December 15, 2006, Registrant entered into a consulting agreement with Stephen Zarrilli (“Agreement”) pursuant to which he commenced service as the Registrant’s Acting Senior Vice President, Acting Chief Administrative Officer and Acting Chief Financial Officer. Mr. Zarrilli will serve in such capacity until a permanent replacement has been identified and for a transition period during the 30 days following such successor’s commencement of employment. Mr. Zarrilli will receive a retainer of $2,500 per day, subject to a maximum monthly retainer of $50,000 and a maximum transition period retainer of $50,000. The Compensation Committee of the Registrant’s Board also authorized the grant to Mr. Zarrilli on December 15, 2006, of a nonqualified stock option to acquire 150,000 shares of the Registrant’s common stock at an exercise price equal to the average of the highest and lowest sales prices of a share of stock on the New York Stock Exchange on that date. The shares subject to Mr. Zarrilli’s option shall vest as follows: (i) upon the timely and complete filing of the Registrant’s Form 10-K for the year ending December 31, 2006 (“Form 10-K”) with the Securities and Exchange Commission during the term of the Agreement, the product of 15,000 times the number of completed calendar months elapsed from December 15, 2006, through the date of such filing; (ii) following such Form 10-K filing, an additional 15,000 shares on the first date of each calendar month beginning after such filing, provided that he continues to provide services under the Agreement on each such date; and (iii) upon the satisfactory completion of his services relating to the transition of his duties and responsibilities to his successor, or upon his appointment as the Registrant’s Chief Financial Officer (and the removal of the term “Acting” from his titles), all remaining shares that have not vested previously. Any stock options that have not vested upon the termination of the Agreement shall be forfeited. Vested stock options shall remain exercisable until the earlier of December 15, 2014, and the third anniversary of his termination of services as the Company’s Acting Chief Financial Officer or Chief Financial Officer.
Mr. Zarrilli, age 45, is a Co-Founder and Managing Partner of the Penn Valley Group, a middle-market management advisory and private equity firm. Previously, Mr. Zarrilli served as the Chief Financial Officer (2001 to 2004) of Fiberlink Communications Corporation, a provider of remote access VPN solutions for large enterprises; as the Chief Executive Officer (2000 to 2001) of Concellera Software, Inc., a developer of content management software; as the Chief Executive Officer (1999 to 2000) and Chief Financial Officer (1994 to 1998) of US Interactive, Inc., a provider of Internet strategy consulting, marketing and technology services; and, previously, with Deloitte & Touche. Mr. Zarrilli is a director and Chairman of the Audit Committee of NutriSystem, Inc.
Executive Compensation
On December 15, 2006, the Compensation Committee authorized the following changes, effective January 1, 2007, in the compensation of the Company’s executive officers:
Peter J. Boni, President and Chief Executive Officer: an increase from $600,000 to $650,000 in each of his base salary and variable cash incentive target under the Registrant’s Management Incentive Plan (“MIP”);

James A. Datin, Executive Vice President and Managing Director, Life Sciences: an increase from $375,000 to $390,000 in each of his base salary and variable cash incentive target under the MIP;
John A. Loftus, Executive Vice President and Managing Director, Information Technology: an increase from $275,000 to $390,000 in each of his base salary and variable cash incentive target under the MIP;
Steven J. Feder, Senior Vice President and General Counsel: an increase from $325,000 to $340,000 in his base salary and an increase from $175,000 to $250,000 in his variable cash incentive target under the MIP.
For his exceptional performance in connection with the Registrant’s sale of Mantas, Inc. in October 2006, the Compensation Committee also approved a $275,000 special cash bonus to Mr. Loftus, payable on or before December 31, 2006, and a restricted stock award for 42,827 shares of the Registrant’s common stock, which award shall vest in three equal annual installments commencing on December 15, 2007. The Compensation Committee also approved a $25,000 special cash bonus to Mr. Feder, payable on or before December 31, 2006, for his exceptional performance on certain projects during 2006.

ITEM 8.01.	Other Events.
In May 2001, Safeguard entered into a $26.5 million loan agreement with Warren V. Musser, Safeguard’s former Chairman and Chief Executive Officer. The proceeds of the loan were used to repay margin loans guaranteed by Safeguard in October 2000. Through September 30, 2006, Safeguard has recognized net impairment charges against the loan of $15.4 million to the estimated value of the collateral that Safeguard held at each respective date. Safeguard’s carrying value of the loan at September 30, 2006 was $0.4 million. Safeguard’s continuing efforts to collect Mr. Musser’s outstanding loan obligation have included the sale of existing collateral, obtaining and selling additional collateral, litigation and negotiated resolution. Since 2001 and through September 30, 2006, Safeguard has received a total of $15.2 million in cash payments on the loan. Safeguard recently restructured the obligation to reduce the amount outstanding to $14.8 million, bearing interest at a rate of 5% per annum, so that we could obtain new collateral, which is expected to be the primary source of repayment, along with additional collateral required to be provided to us over time. Safeguard will continue to evaluate the value of the collateral compared to the carrying value of the note on a quarterly basis. Cash payments, when received, will reduce the carrying value of the note, and thereafter, will be recognized as income in our statements of operations.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: December 19, 2006	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel